                                                  EXHIBIT 10.2




           AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT





     AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this

"Amendment"), dated January 30, 1998, by and between Occidental

Petroleum Corporation, a Delaware corporation (the "Seller"), and

KN Energy, Inc., a Kansas corporation (the "Buyer"), amending that certain Stock Purchase Agreement (the "Original SPA"), dated as of December 18, 1997, by and between the Seller and the Buyer.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Original

SPA.





                      W I T N E S S E T H:
                      - - - - - - - - - -


     WHEREAS, the Seller and the Buyer have entered into the

Original SPA pursuant to which the Buyer is purchasing all of the issued and outstanding Common Stock of MidCon; and



     WHEREAS, the Original SPA has previously been amended by

that certain Supplemental Agreement dated January 20, 1998 (the

"Supplemental Agreement"), between the Buyer and the Seller,

providing for, among other things, the dividend of MPSC from

MidCon to the Seller, on the terms and subject to the conditions provided therein (the Original SPA, as amended by the

Supplemental Agreement and this Amendment is referred to herein as the "SPA");



     WHEREAS, the Buyer and the Seller have agreed to amend the

Original SPA as provided herein in order to resolve certain

issues that have arisen under the SPA in view of the passage of time and certain interests of the Buyer and the Seller.

     NOW, THEREFORE, in consideration of, and subject to, the

mutual covenants, agreements, terms and conditions herein

contained, the Parties hereto hereby agree as follows:



     1.   Delivery Date.
          -------------


          (a)  Sections 1.2, 4.2 (excluding Sections 4.2.5 and

4.2.7), 4.3, 4.4, 5.2.5, 5.3.3 and 5.3.6 of the Original SPA are

hereby amended by (i) deleting therefrom the words "at the

Closing" and inserting, in lieu thereof, the words "on the

Delivery Date," and (ii) after giving effect to the amendment provided for in the immediately preceding clause (i), deleting therefrom the words "Closing" and "Closing Date" and inserting,

in lieu thereof, the words "Delivery Date."



          (b)  Section 4.1 of the Original SPA is hereby amended

and restated in its entirety to read as follows:


                    "4.1 Time and Place of the Closing.  Subject
                         -----------------------------
     to the satisfaction or waiver of the conditions precedent set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller, 10889 Wilshire Boulevard, Los Angeles, California, at 11:59 p.m., Los Angeles time, on January 31, 1998."



          (c)  Section 4.2.7 of the Original SPA is hereby

amended by deleting therefrom the words "Closing Date" and

inserting, in lieu thereof, the words "Delivery Date."



          (d)  Section 9.16 of the Original SPA is hereby amended

and restated in its entirety to read as follows:


                    "9.16     'Closing Date' shall mean January 31,
1998."

          (e)  Article IX of the Original SPA is hereby amended

by inserting, immediately following Section 9.25, a new Section

9.25(a), which shall read in its entirety as follows:


                    "9.25(a) 'Delivery Date' shall mean the date immediately preceding the Closing Date."



     2.   Cash Management Agreement (Section 5.1.2(b)).
          --------------------------------------------
Section 5.1.2(b) of the Original SPA shall be deleted in its entirety and the following shall be substituted therefor:


                    "(b) Loan Balances at Closing.  The balance
                         ------------------------
     of each of the OPC Loans and the MidCon Loans as at the Closing shall be calculated by including all amounts accrued but not yet payable (other than cash payments which have been settled directly notwithstanding the terms of the Cash Management Agreement) for the period elapsed up to the Closing, which amounts will include (i) the payment by, or on behalf of, MidCon to the MidCon ESOP Trustee and its advisors, (ii) the amount of Taxes of all sorts accrued pursuant to Article VI , (iii) $5,928,000, representing the amount by which (A) Taxes credited to MidCon during the calendar year ending December 31, 1997, exceed (B) the amount of Taxes which would have ultimately been credited to MidCon for the calendar year ending December 31, 1997, pursuant to the Tax Sharing Agreement, if it were not terminated and (iv) any tax benefit pursuant to the Tax Sharing Agreement for the period prior to the Closing resulting from the payment of $5,970,000 under the Bonus Agreements referenced in the Letter Agreement dated December 18, 1997."



     3.   Revision to the Schedules to the SPA (Section 5.3.3).
          ----------------------------------------------------
The Buyer and the Seller have agreed to amend and restate all of the Schedules in their entirety as attached hereto and

incorporated by this reference herein.  The Schedules attached to the Original SPA shall have no further force or effect from and after the date hereof.  The Buyer hereby waives any breach of the

Seller's representations and warranties in Section 2.16 arising as a result of the contract between MidCon and Kamine/Besicorp

("Kamine") listed in clause (d) of Schedule 2.16.5, including

Kamine's bankruptcy and failure to perform thereunder.  The Buyer and the Seller hereby amend

Section 5.3.3 to delete the five (5) Business Days' notice

requirement for any further Schedule revisions pursuant to

Section 5.3.3 of the Original SPA.



     4.   Insurance Matters (Section 5.1.5).  The Buyer and the
          ---------------------------------
Seller hereby agree that the Novation Agreement effective on the

Closing, by and among National Union Fire Insurance Company of

Pittsburgh, PA., acting on its own behalf and on behalf of its affiliated insurance companies (collectively, the "Insurer"), the

Buyer and the Seller, together with the related Hold Harmless

Agreement by and between the Insurer and the Buyer effective on the Closing, have been delivered in satisfaction of the

requirement for a Novation Agreement, in substantially the form of Exhibit 5.1.5(b) to the Original SPA, and in satisfaction of the undertaking set forth in Section 5.1.5 of the Original SPA.



     5.   Substitute Note.
          ---------------


          (a)  Section 9.83 of the Original SPA is hereby amended

and restated in its entirety to read as follows:


                    "9.83     'Substitute Note' shall mean a note
     substantially in the form of Exhibit 9.83 hereto."
                                  ------------


          (b)  Exhibit 9.83 to the Original SPA is hereby amended
               ------------
and restated in its entirety to read as set forth on Exhibit 9.83 to this Amendment.



     6.   Financing Arrangements (Section 5.3.4).  Section 5.3.4
          --------------------------------------
of the Original SPA shall be deleted in its entirety and the following shall be substituted therefor:


               "5.3.4    Substitute Note.  On the Delivery Date,
                         ---------------
     the Seller shall assign to the Buyer (a) the ESOP Note, and
     (b) by execution and delivery to the Buyer of the Term

     Loan Assignment Agreement, all of the Seller's rights and obligations under the Term Loan Agreement and, in exchange therefor, on the Delivery Date the Buyer shall execute and deliver to the Seller the Term Loan Assignment Agreement and shall issue to the Seller a Substitute Note, which entitles the holder thereof to the benefit of one or more letters of credit that entitle the holder to draw up to $1,418,434,132 in the aggregate in the event that the Buyer fails to make a payment of principal or interest under the Substitute Note, which letters of credit shall be in form and substance satisfactory to the Seller, and shall be issued by a bank or group of banks with each such bank either (a) having an investment grade credit rating by either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), so long as neither of the above rating agencies has provided a credit rating below investment grade,
     (b) having been agreed to by the Seller or (c) if a bank is not such an investment grade credit, its portion of the letter of credit can be fronted by a bank having such investment grade credit."



     7.   MC Panhandle Indemnity (Section 8.3.1).
          --------------------------------------
Section 8.3.1(d) of the Original SPA shall be deleted in its entirety and the following shall be substituted therefor:


                    "(d) any loss, claim, damage, liability, cost or expense arising out of or relating to any claims by Persons which own interests in the assets assigned by MidCon Gas Services Corp. ("MGS") to MC Panhandle Inc. ("MCP") pursuant to the Assignment and Assumption Agreement dated December 31, 1996 by and between MGS and MCP (the "Assignment"), including those cases referred to on
     Schedule 2.13, but only to the extent such losses, claims, damages, liabilities, costs and expenses (i) relate to the liability of MidCon or its Subsidiaries in such matter and
     (ii) exceed $10 million; provided, however, that the Seller shall be entitled to defend, in accordance with the procedures set forth in Section 8.4.5, all actions, suits, proceedings or claims referenced in this clause (d). Notwithstanding anything to the contrary contained in this Agreement or in the Assignment, the Parties hereby agree that to avoid any dispute regarding the interpretation of any of the other relevant provisions of this Agreement or the Assignment, the Buyer shall, or shall cause MidCon or MGS to, pay for, and the Seller shall, or shall cause MCP to, charge MidCon or MGS for, all amounts payable to discharge all losses, claims, damages, liabilities, costs and expenses incurred by the Seller or its Subsidiaries, including MCP (in each case, directly or on behalf of MidCon and its subsidiaries), to defend, to discharge judgments and to pay the cash portion of settlements relating to or arising from the ownership or operation of the assets assigned pursuant to the Assignment, regardless of whether or not the payments are specifically made to discharge claims for the period prior to December 31, 1996; provided, however, that such amounts shall under no circumstances exceed $10 million. The Buyer shall, or shall cause MidCon and MGS, to pay the foregoing amounts ten (10) days after receipt of information properly documenting that the amounts were incurred after the Closing. None of the obligations of the Buyer, MidCon or MGS to reimburse the Seller for such amounts shall be terminated by reason of the limitations or survival provisions set forth in Section 8.1 of the SPA."



     8.   Orders of Federal Energy Regulatory Commission
          ----------------------------------------------
Regarding the Complaint Filed by Amoco.  The Buyer hereby waives
--------------------------------------
all claims it may have, now or in the future, against the Seller arising directly or indirectly from the penalties imposed by the

FERC in its January 16, 1998, orders or the settlement of the

Amoco matter identified in Schedule 2.13 to the SPA.
-----


     9.   Financial Information (Section 10.1).  From time to
          ------------------------------------
time, the Seller may require financial information or other

information regarding MidCon's business and operations through

January 31, 1998, in order to (a) review the Loan Balances at the

Closing, (b) prepare Tax returns including any periods ending on or prior to January 31, 1998, or (c) to satisfy legal or

operational requirements, including financial reporting

requirements, or to obtain any revenue or SIC Code information which may be required by the HSR Act.  The Buyer hereby agrees that it shall promptly furnish such information upon the request of the Seller.



     10.  Entire Agreement; Third Party Beneficiaries (Section
          ----------------------------------------------------
10.10).  This Amendment, taken together with (i) the Original
------
SPA, as amended by this Amendment and the Supplemental Agreement,

(ii) those certain Confidentiality Agreements by and between the

Seller and the Buyer (including the documents and the instruments referred to herein and therein) as more fully described in

Section 10.3 of the SPA, (iii) those certain letter agreements from the Seller to the Buyer dated December 18, 1997, and the date hereof, respectively, regarding compensation of certain officers of MidCon and (iv) the Supplemental Agreement

(a) constitute the entire agreement and supersede all prior

agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided under

Section 5.2.3, Section 5.2.6, Section 8.2 and Section 8.3 of the

SPA, are not intended to confer upon any person other than the

Parties any rights or remedies hereunder.



     11.  Effect of Amendment and Modification.  Except as
          ------------------------------------
amended by this Amendment and the Supplemental Agreement, the

Original SPA shall continue in full force and effect.



     12.  Counterparts.  This Amendment may be executed in two or
          ------------
more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

     IN WITNESS WHEREOF, the Seller and the Buyer have caused

this Amendment to be signed by their respective officers

thereunder duly authorized, all as of the date first written above.


                              OCCIDENTAL PETROLEUM CORPORATION
                              ("Seller")



                              By:       STEPHEN I. CHAZEN
                                 -----------------------------
                                 Name:  Stephen I. Chazen
                                 Title: Executive Vice
                                        President - Corporate
                                        Development


                              KN ENERGY, INC.
                              ("Buyer")



                              By:       LARRY D. HALL
                                 -----------------------------
                                 Name:  Larry D. Hall
                                 Title: Chairman, President
                                        and Chief Executive
                                        Officer

                          EXHIBIT 9.83
         To Amendment No. 1 To Stock Purchase Agreement

                         KN ENERGY, INC.

                         PROMISSORY NOTE



$1,394,846,122                                   January 30, 1998



     1. Payment of Principal and Interest. FOR VALUE RECEIVED, the undersigned, KN Energy, Inc., a Kansas corporation ("Obligor"), promises to pay to the order of Occidental Petroleum Corporation, a Delaware corporation (together with its successors and assigns, the "Lender"), the principal sum of one billion, three hundred ninety four million, eight hundred forty six thousand, one hundred and twenty two dollars ($1,394,846,122) on the Maturity Date, and to pay interest on the unpaid principal amount hereof from time to time outstanding under this Promissory Note, at the rate of 5.798% per annum, from the date hereof, payable quarterly on each Interest Payment Date; provided, however, that if any Interest Payment Date is not a Business Day, interest shall be paid on the next succeeding Business Day. Any amount of principal of, or interest on, this Promissory Note which is not paid when due (whether by acceleration or otherwise) shall be payable on demand and shall bear interest from the date when due until paid, at a rate per annum equal to the interest rate set forth above plus two percent (2%) per annum. All computations of interest under this Promissory Note shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.
All interest which shall be accrued under this Promissory Note shall become due and payable as set forth above and upon the acceleration (as hereinafter set forth) of this Promissory Note. The rate of interest payable on this Promissory Note shall in no event exceed the maximum rate of interest permitted by applicable law.

     2. Definitions. As used herein, the following terms shall have the following respective meanings:

     "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Interest Payment Date" shall mean January 1, April 1,
July 1 and October 1 of each year.

     "Maturity Date" shall mean January 4, 1999.

     3. Representations and Warranties. Obligor represents and warrants as follows:

        (a) Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Kansas and has all requisite corporate power to issue and deliver this Promissory Note. The execution, delivery and performance by Obligor of this Promissory Note have been duly authorized by all necessary corporate action on the part of Obligor.

        (b) Neither the issuance of this Promissory Note nor the performance by Obligor of its obligations hereunder will violate any provision of law, regulation, judgment or order or any contract, agreement, indenture, note or other instrument binding upon Obligor or its charter or by-laws or give cause for acceleration of any indebtedness of Obligor.

        (c) No authority from, or approval by, any governmental body, commission or agency, state or federal, is required for the execution, delivery or performance by Obligor of this Promissory Note.

     4. Security. In the event of any failure of Obligor to make any payment of interest under this Promissory Note, the Lender shall be entitled to draw on that certain Irrevocable Standby Letter of Credit No. S-868480, dated January 30, 1998, issued by Morgan Guaranty Trust Company of New York, or any letter or letters of credit issued in replacement thereof (such letter of credit and any such replacements, the "Interest Letter of Credit"). In the event of any failure of Obligor to make any payment of principal under this Promissory Note, the Lender shall be entitled to draw on those certain Irrevocable Standby Letter of Credit Nos. S-868479, C7345582, P-353345 and 950161, dated
January 30, 1998, issued by Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Chase Manhattan Bank and NationsBank N.A., respectively, or any letter or letters of credit issued in replacement thereof (such letter of credit and any such replacements, the "Principal Letter of Credit" and, together with the Interest Letter of Credit, the "Letters of Credit"). Under certain circumstances, including the consent of the Lender, Obligor may, from time to time, pledge collateral to secure payment of all or a portion of the payments of interest or principal required by Obligor under this Promissory Note (each such pledge, a "Pledge") pursuant to one or more security agreements or one or more securities account control agreements (each, a "Security Agreement").

     5. Event of Default. The occurrence of any of the following events, acts or occurrences shall constitute an "Event of Default" hereunder:

     (i) either (a) Obligor shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (b) corporate action shall be taken by Obligor for the purpose of effectuating any of the foregoing; or

     (ii) involuntary proceedings or an involuntary petition shall be commenced or filed against Obligor under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Obligor or the appointment of a receiver, trustee, custodian or liquidator for Obligor or of a substantial part of the property, assets or business of Obligor, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Obligor, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be; or

     (iii) Obligor shall default in any payment of principal or interest under this Promissory Note and such default shall continue unremedied; or

     (iv) Any representation by Obligor contained in this Promissory Note may prove at any time to be incorrect in any material respect when made; or

     (v) Obligor shall default in the performance or observance of any other term, covenant or agreement contained in this Promissory Note and such default shall continue unremedied; or

     (vi) Either (a) the Principal Letter of Credit shall cease to be in full force and effect, other than as a result of the Letter of Credit Amount (as defined in the Principal Letter of Credit) being reduced to zero in accordance with the terms of paragraph 2 of the Principal Letter of Credit, or (B) the Interest Letter of Credit shall cease to be in full force and effect, other than as a result of the Letter of Credit Amount (as defined in the Interest Letter of Credit) being reduced to zero in accordance with the terms of paragraph 2 of the Interest Letter of Credit; or

     (vii) Any Pledge or any Security Agreement relating thereto shall cease to be in full force and effect.

     6. Notice of Event of Default. Obligor shall notify the Lender within five (5) days after the occurrence of any Event of Default of which Obligor acquires knowledge.

     7. Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by the Lender), the Lender may, at its option, (i) by written notice to Obligor, declare the entire unpaid principal balance of this Promissory Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Obligor all sums due under this Promissory Note.

     8. Payments. Payments of the principal of, interest on, and any other sums owing under, this Promissory Note shall be made in lawful money of the United States of America in Federal Reserve Bank funds or other immediately available funds. All such payments shall be made at such place or places in the United States of America, and in such manner, as may be specified by Lender to Obligor in writing.

     9. No Prepayments. Obligor may not prepay all or any part of any outstanding principal amount.

     10. Obligations Absolute and Unconditional. The Obligor's obligations hereunder are absolute and unconditional and shall not be affected by any circumstances whatsoever. The Obligor hereby agrees to make or cause to be made all payments hereunder in full when due, whether in respect of principal, interest or any other amount owed hereunder without notice, demand, counterclaim, set-off, deduction, defense, abatement, suspension, limitation, deferment, diminution, recoupment or other right that the Obligor may have against the Lender or any other Person and hereby waives and agrees with respect to any payment hereunder not to assert any defense or right of counterclaim, set-off or recoupment, or other right that it may have against the Lender or any other Person.

     11. Assignment, Etc. Without the consent of the Obligor, the Lender may assign, pledge or grant to one or more assignees, all or a portion of its interests and rights under this Note.

     12. Notices. All notices, demands and other communications required or permitted by this Promissory Note to be given to, or made upon, Obligor or Lender shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, to the following address of Obligor or Lender, as the case may be, or to such other address with respect to Obligor or Lender as Obligor or Lender shall notify the other in writing:

     If to Obligor:

          KN Energy, Inc.
          P.O. Box 281304
          370 Van Gordon
          Lakewood, Colorado 80228-8304
          Attention:  Treasurer
          Facsimile No.:  (303) 763-3155

     If to Lender:

          Occidental Petroleum Corporation
          10889 Wilshire Boulevard
          Los Angeles, California 90024
          Attention:  Vice President and Treasurer
          Facsimile No.:  (310) 443-6661

Each such notice, demand or other communication shall be deemed to be given for the purposes of this Promissory Note on the day on which such notice, demand or other communication is delivered or sent to the intended recipient thereof in accordance with the provisions of this Promissory Note.

     13. Fees and Expenses. In addition to, and not in limitation of, any rights which Lender may have under this Promissory Note, any agreement or applicable law, Obligor agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, paid or incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     14. Waiver. The rights and remedies of the Lender under this Promissory Note shall be cumulative and not alternative. No waiver by the Lender of any right or remedy under this Promissory Note shall be effective unless in a writing signed by the Lender. Neither the failure nor any delay in exercising any right, power or privilege under this Promissory Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by the Lender will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right of the Lender arising out of this Promissory Note can be discharged by the Lender, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by the Lender; (b) no waiver that may be given by the Lender will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Obligor will be deemed to be a waiver of any obligation of Obligor or of the right of the Lender to take further action without notice or demand as provided in this Promissory

Note. Obligor hereby waives diligence, presentment, demand, protest, notice of dishonor and protest and any other notice of any kind whatsoever.

     15. Severability. If any provision in this Promissory Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Promissory Note will remain in full force and effect. Any provision of this Promissory Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     16. Successors and Assigns. This Promissory Note shall bind Obligor and its successors and assigns.

     17. Section Headings, Construction. The headings of Sections in this Promissory Note are provided for convenience only and will not affect its construction or interpretation. All words used in this Promissory Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Promissory Note in its entirety and not to any specific section or subsection hereof.

     18. Governing Law. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                              KN ENERGY, INC.



                              By:
                                 --------------------
                                 Name:
                                 Title: